EXHIBIT 23.2

Consent of Independent Certified Public Accountants


K-V Pharmaceutical Company
St. Louis, Missouri


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 18, 2001, relating to the consolidated financial statements of K-V Pharmaceutical Company and related financial statement schedules appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2001.



                                                BDO Seidman LLP

Chicago, Illinois
March 28, 2002